Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-267788 and 333-255850) and Forms S-8 (No. 333-272838, 333-266695, 333-256023, 333-238179, 333-235581, 333-231539, 333-226267, and 333-274661) of Tilray Brands, Inc. of our report dated July 28, 2025 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

July 28, 2025